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                                                                     EXHIBIT 4.b


Memorandum                                                          JPMORGAN

_____________________________________________________________________________

Morgan Guaranty  To:      Robert Rosowski
Trust Company             Masco Corporation

                          Fax:        (313)374-6135

                          From:       J.P. Morgan Securities, Inc.

                          Date:       April 30, 1997

                          Subject: Amendment No I to Masco Corporation's Amended and Restated Credit Agreement dated as of November 14, 1996


        It has come to our attention that an erroneous cross-reference exists in Masco Corporation's $750,000,000 Amended and Restated Credit Agreement dated as of November 14, 1996. Specifically, Section 3.02(d) which requires that all representations and warranties be true for All Borrowings incorrectly refers to
Section 4.04(b) rather than 4.04(c) for the material adverse change exception relating to Refunding Borrowings.

        Section 3.02(d) n the 1996 Amended and Restated Agreement inadvertently continued to cross reference Section 4.04(b) which was changed in the Amendment to address interim financial statements. The material adverse change clause which was formerly Section 4.04(b) became Section 4.04(c).

        Please sign a copy of this letter in the space provided below to confirm your agreement to amend the 1996 Amended and Restated Credit Agreement to correct the erroneous cross-reference by changing 4.04(b)" to "4.04(c)" in
Section 3.02(d). We would appreciate your returning this letter to Patricia Lunka by facsimile at (212)648-5336 no later than Friday, May 9, 1997. Should you have any questions, please do not hesitate to call Patricia Lunka at
(212)648-7457. We will send you notification of the effectiveness of Amendment No. I following receipt of signature pages by the Required Banks. Thank you in advance for attending to this matter.

                                                   Very truly yours,

                                                   /s/Patricia Lunka

The undersigned agrees to
the foregoing amendment:



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    Masco Corporation


By /s/Robert B. Rosowski
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    V.P. Controller & Treasurer